Exhibit 99.1

Caterpillar Financial Services Corporation
2Q 2020 Earnings Release
July 31, 2020

FOR IMMEDIATE RELEASE

Cat Financial Announces Second-Quarter 2020 Results
Cat Financial reported second-quarter 2020 revenues of $641 million, a decrease of $116 million, or 15%, compared with the second quarter of 2019. Second-quarter 2020 profit was $59 million, a $20 million, or 25%, decrease from the second quarter of 2019.
The decrease in revenues was primarily due to a $60 million unfavorable impact from lower average financing rates and a $48 million unfavorable impact from lower average earning assets.
Second-quarter 2020 profit before income taxes was $89 million, a $52 million, or 37%, decrease from the second quarter of 2019. The decrease was primarily due to a $25 million decrease in net yield on average earning assets, a $23 million unfavorable impact from lower average earning assets and a $15 million increase in provision for credit losses. These unfavorable impacts were partially offset by a $22 million decrease in general, operating and administrative expenses primarily due to lower short-term incentive compensation and employee benefit expenses.
The provision for income taxes reflected an estimated annual tax rate of 27% in the second quarter of 2020 compared with 29% in the second quarter of 2019, excluding a discrete item in the second quarter of 2019 of $13 million for a valuation allowance against the deferred tax assets of a non-U.S. subsidiary. The decrease in the estimated annual tax rate was primarily due to changes in the geographic mix of profits.
During the second quarter of 2020, retail new business volume was $2.74 billion, a decrease of $607 million, or 18%, from the second quarter of 2019. The decrease was driven by lower volume across all segments with the exception of a slight increase in Asia/Pacific.
At the end of the second quarter of 2020, past dues were 3.74%, compared with 3.38% at the end of the second quarter of 2019. Past dues increased primarily due to the impact of the COVID-19 pandemic. Write-offs, net of recoveries, were $30 million for the second quarter of 2020, compared with $74 million for the second quarter of 2019. As of June 30, 2020, the allowance for credit losses totaled $515 million, or 1.92% of finance receivables, compared with $457 million, or 1.69% of finance receivables at March 31, 2020. The increase in allowance for credit losses was driven in part by expectations of a lingering impact from COVID-19. The allowance for credit losses at year-end 2019 was $424 million, or 1.50% of finance receivables.

Response to COVID-19 and Global Business Conditions
Cat Financial continues to respond to business conditions impacted by the COVID-19 pandemic. Cat Financial’s operations have been classified by many government entities as an essential activity for support of financial services. Our customers and dealers use our services, mainly, to obtain retail and wholesale financing for Caterpillar products. Cat Financial is taking many actions to manage through this pandemic:
Liquidity
Cat Financial continues to maintain our strong financial position and liquidity. Cat Financial ended the second quarter with $630 million of cash and available global credit facilities of $7.75 billion. In July, Cat Financial issued $1.5 billion of new three-year and 18-month medium-term notes to supplement its liquidity position. In addition, Cat Financial benefits from $8.0 billion of supplemental liquidity facilities that were arranged by Cat Financial and Caterpillar in April.
Operational Status
Cat Financial continues to implement safeguards in its facilities to protect team members, including increased frequency of cleaning and disinfecting, social distancing practices and other measures consistent with specific regulatory requirements and guidance from health authorities.
Cat Financial is monitoring the situation closely and continues to focus on portfolio health. Cat Financial is responding to government requirements globally to adjust the repayment terms for customers and is providing payment relief through Customer Care Programs launched globally, including account modifications to accommodate customer needs. We continue to provide qualified customers and dealers with new loans and leases to support their current and future business needs.
"Our business performed well during the quarter while managing the continued challenges from the COVID-19 global pandemic," said Dave Walton, president of Cat Financial and vice president with responsibility for the Financial Products Division of Caterpillar Inc. "Our team remains focused on executing the strategy to help Caterpillar customers and dealers succeed through financial services solutions while maintaining our strong financial position and liquidity."
For over 35 years, Cat Financial, a wholly owned subsidiary of Caterpillar, has provided financial service excellence to customers. The company offers a wide range of financing solutions to customers and Cat® dealers for machines, engines, Solar® gas turbines, marine vessels and various operational needs. Cat Financial has offices and subsidiaries located throughout North and South America, Asia, Australia, Europe, Africa and the Middle East, with its headquarters in Nashville, Tennessee.

Caterpillar media contact: Kate Kenny, 309-361-9333 or Kenny_Kate@cat.com

STATISTICAL HIGHLIGHTS:

SECOND-QUARTER 2020 VS. SECOND-QUARTER 2019
(ENDED JUNE 30, EXCEPT TOTAL ASSETS)
(Millions of dollars)

	2020	2019	CHANGE
Revenues	$641	$757	(15)%
Profit Before Income Taxes	$89	$141	(37)%
Profit (excluding profit attributable to noncontrolling interests)	$59	$79	(25)%
Retail New Business Volume	$2,738	$3,345	(18)%
Total Assets at June 30 and December 31, respectively	$32,073	$33,693	(5)%

SIX-MONTHS 2020 VS. SIX-MONTHS 2019
(ENDED JUNE 30)
(Millions of dollars)

	2020	2019	CHANGE
Revenues	$1,336	$1,493	(11)%
Profit Before Income Taxes	$216	$283	(24)%
Profit (excluding profit attributable to noncontrolling interests)	$149	$177	(16)%
Retail New Business Volume	$5,050	$5,697	(11)%

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Cat Financial's actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) disruptions or volatility in global financial markets limiting our sources of liquidity; (ii) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (iii) changes in interest rates, currency fluctuations or market liquidity conditions; (iv) an increase in delinquencies, repossessions or net losses of our customers; (v) residual values of leased equipment; (vi) our compliance with financial and other restrictive covenants in debt agreements; (vii) government monetary or fiscal policies; (viii) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (ix) demand for Caterpillar products; (x) marketing, operational or administrative support received from Caterpillar; (xi) our ability to develop, produce and market quality products that meet our customers’ needs; (xii) information technology security threats and computer crime; (xiii) alleged or actual violations of trade or anti-corruption laws and regulations; (xiv) new regulations or changes in financial services regulations; (xv) additional tax expense or exposure; (xvi) changes in accounting guidance; (xvii) the recent global coronavirus pandemic, which has led to periods of significant volatility in financial and other markets; and (xviii) other factors described in more detail in Cat Financial's Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.